Exhibit 10.27

CBRE Group, Inc.

2017 Equity Incentive Plan

Restricted Stock Units

Grant Notice

CBRE Group, Inc. (the “Company”), pursuant to its 2017 Equity Incentive Plan (the “Plan”), hereby grants to the “Participant” identified below an award (the “Award”) of that number of Restricted Stock Units set forth below (the “Units”).  In general, each Unit is the right to receive one (1) share of the Company’s Class A Common Stock (the “Shares”) at the time such Unit vests.  This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Agreement (the “Agreement”) and the Plan (collectively, the “Award Documents”), both of which are attached hereto and incorporated herein in their entirety.

Grant Date:	December 1, 2017

Vesting Commencement Date:	December 1, 2017

Number of Units Subject to Award:	See “Number Available to Accept” field on Merrill Lynch’s “award acceptance” page (as available upon your acceptance of the terms of this Award Agreement).

Vesting Schedule:	Subject to Section 4 of the Agreement, 100% of the Units subject to the Award shall vest on the sixth anniversary of the Vesting Commencement Date.

Delivery of an Executed Restrictive Covenant Agreement is a Condition Subsequent to the Award:

It is a condition subsequent to the grant of the Award that you return to the Company an executed copy of the Restrictive Covenant Agreement attached hereto as Appendix C by no later than the date set forth in the letter from the Company provided to you in connection with this Award. If you have not delivered an executed Restrictive Covenant Agreement by the date notified to you in the aforementioned letter, then this Award will automatically expire on that date without the payment of any consideration to you.  The aforementioned letter contains instructions with respect to the delivery of the executed Restrictive Covenant Agreement to the Company.

Consideration:

No payment is required for the Shares, although payment may be required for the amount of any withholding taxes due as a result of the delivery of the Shares as described in greater detail in the Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of the Award Documents, the Plan’s Prospectus and the Restrictive Covenant Agreement and understands and agrees to the terms set forth in the Award Documents.  Participant

1

acknowledges that he or she is accepting the Award by electronic means and that such electronic acceptance constitutes Participant’s agreement to be bound by all of the terms and conditions of the Award Documents.   By accepting the Award, Participant consents to receive any documents related to participation in the Plan and the Award by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  Participant also acknowledges that this Grant Notice must be returned to the Company (including through electronic means).  Participant further acknowledges that as of the Grant Date, the Award Documents and the Restrictive Covenant Agreement set forth the entire understanding between Participant and the Company regarding the acquisition of Units and Shares and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only, if any:

Other Agreements:

Attachments:

I.	Restricted Stock Unit Agreement
II.	Restrictive Covenant Agreement
III.	CBRE Group, Inc. 2017 Equity Incentive Plan

2

CBRE Group, Inc.

2017 Equity Incentive Plan

Restricted Stock Unit Agreement

Pursuant to the provisions of the Company’s 2017 Equity Incentive Plan (“Plan”), the terms of the Grant Notice to which this Restricted Stock Unit Agreement is attached (“Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), CBRE Group, Inc. (the “Company,” and together with its Subsidiaries and Affiliates, the “Company Group”) grants you that number of Restricted Stock Units (the “Units”) as set forth in the Grant Notice as of the date specified in the Grant Notice (“Grant Date”).  Defined terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1.The Award.  The Company hereby awards to you the aggregate number of Units specified in your Grant Notice.  Each Unit is the right to receive one (1) share of the Company’s Class A Common Stock (the “Shares”) on the Vesting Date (as defined below).  The Units and the Shares are awarded to you in consideration for your continued service to the Company or the Company Group and for your continued compliance with the Restrictive Covenant Agreement and all other restrictive covenants to which you may be subject pursuant to any plan, policy or agreement of or with any member of the Company Group.

2.Documentation.  As a condition to the award of the Units and the Shares, you agree to execute the Grant Notice and to deliver the same to the Company (including through electronic means if so determined by the Company), along with the Restrictive Covenant Agreement and such additional documents as the Committee may require, within the time period(s) prescribed by the Company, or else this Award shall be forfeited without consideration.  The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Award by electronic means or request your consent to participate in the Plan by electronic means.  By accepting the Award, you consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

3.Consideration For The Award.  No cash payment is required for the Units or the Shares, although you may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of delivery of the Shares.

4.Vesting.  Except as otherwise specified in this Agreement and the Plan, the Units will vest on the date provided in the Grant Notice (the “Vesting Date”).  Any Units which have not vested as of the date of your termination of Continuous Service shall thereupon be forfeited immediately and without any further action by the Company, except as otherwise provided in Section 4(a) below or as directed by the Committee; provided, that if your Continuous Service is terminated by the Company without Cause (as defined below), by you for Good Reason (as defined below) or due to your death or Disability (as defined in the Company’s Change in Control and Severance Plan for Senior Management (together with any successor to such plan, the “Executive Severance Plan”)) (i) if such termination occurs prior to a Change in Control, the

Grant Date:  December 1, 2017

number of unvested Units that is equal to (x) the number of days that have elapsed from the Vesting Commencement Date through the date of your termination of Continuous Service divided by 2,191, multiplied by (y) the number of Units subject to your Award, rounded down to the nearest whole Unit, will automatically vest on the date of your termination of Continuous Service and (ii) if such termination occurs on or following a Change in Control, 100% of the then unvested Units shall automatically vest on the date of your termination of Continuous Service (and, in either case, the date of your termination of Continuous Service will be deemed to be the “Vesting Date” for purposes of such Units).

The Award will immediately terminate following such vesting and the issuance of Shares pursuant to Section 6 below.

(a)If (1) your Continuous Service terminates due to your Retirement (as defined below) on or after the first anniversary of the Grant Date, and (2) (x) prior to and after such termination you have at all times satisfied your obligations under the Restrictive Covenant Agreement and all other restrictive covenants to which you may be subject pursuant to any plan, policy or agreement of or with any member of the Company Group and (y) you provide the Company with a certification (in a form acceptable to the Company) that you have satisfied all such obligations during such period, on the Vesting Date (i.e., the sixth anniversary of the Vesting Commencement Date),  the following number of unvested Units that is equal to: (x) the number of days that have elapsed from the Vesting Commencement Date through the date of your termination of Continuous Service divided by 2,191, multiplied by (y) the number of Units subject to your Award, rounded down to the nearest whole Unit, will vest on the Vesting Date.

(b)For purposes of the Award, “Retirement” means your voluntary termination following:

(i)completion of at least ten years of Continuous Service, and

(ii)(A) for U.S. Participants, your attainment of age 62, or (B) for non-U.S. Participants, your attainment of age 62 or such other age as required to qualify for Retirement under applicable law, or an applicable retirement plan or policy.  If you are eligible to qualify for Retirement under this subsection, you must provide evidence to that effect to the Company (in a form acceptable to the Company) on or before your termination date.

With respect to the vesting of this Award, the provisions of this Section 4 shall apply and supersede the terms of any other plan, program or arrangement maintained by the Company or the Company Group or any other agreement between you and the Company or the Company Group.

(c)For purposes of the Award, “Cause” means the occurrence of any one or more of the following events: (i) your conviction of (or plea of guilty or no contest to) a felony involving moral turpitude; (ii) your willful and continued failure to substantially perform your designated duties or to follow lawful and authorized directions of the Company Group after written notice from or on behalf of the Company Group; (iii) your willful misconduct (including willful violation of the Company Group's policies that are applicable to you) or gross negligence that results in material reputational or financial harm to the Company Group; (iv) any act of fraud, theft, or any material act of dishonesty by you regarding the Company Group's business;

Grant Date:  December 1, 2017

(v) your material breach of fiduciary duty to the Company Group (including without limitation, acting in competition with, or taking other adverse action against, the Company Group during the period of your employment with the Company Group, including soliciting employees of the Company Group for alternative employment); (vi) any illegal or unethical act (inside or outside of your scope of employment) by you that results in material reputational or financial harm to the Company Group; (vii) your material misrepresentation regarding personal and/or Company Group performance and/or the Company Group's records for personal or family financial benefit; (viii) your material or systematic unauthorized use or abuse of corporate resources of the Company Group for personal or family financial benefit; or (ix) your refusal to testify or cooperate in legal proceedings or investigations involving the Company Group.

(d)For purposes of the Award, “Good Reason” means  the occurrence of any one or more of the following events without your prior written consent: (i) a material adverse change in your duties or responsibilities (such that the compensation paid to you would not continue to be deemed rational based on your revised duties or responsibilities); (ii) a reduction of more than 10% in your Base Salary as in effect for the 12-month period immediately prior to such reduction, other than in connection with an across-the-board reduction of the Base Salaries of similarly situated employees or due to changes in your duties and responsibilities with your prior written consent; (iii) a reduction of more than 10% in your annual target bonus as in effect immediately prior to such reduction or your becoming ineligible to participate in bonus plans applicable to similarly situated employees, other than in connection with an across-the-board reduction of the annual target bonuses of similarly situated employees or due to changes in your duties and responsibilities with your prior written consent; (iv) the failure by the Company to make any annual equity grant to you or a reduction of more than 10% of your annual equity grant as compared to the annual equity grant made to you in the preceding fiscal year of the Company, unless (A) a reduction of annual equity grants or a change in equity philosophy or practice occurs that does not disproportionately affect you relative to other similarly situated employees who receive equity grants, or (B) such failure to grant or reduction of such grants occurs due to changes in your duties and responsibilities with your prior written consent; (v) if you are a participant in the Executive Severance Plan, the failure of any successor to the Company to assume the Executive Severance Plan upon a Change in Control; or (vi) a change in the your principal place of work to a location of more than 50 miles in each direction from your principal place of work immediately prior to such change in location; provided, that such change increases your commute from your principal residence by more than 50 miles in each direction and more than 3 times per week on average; provided, that (x) you provide a Notice of Termination to the Company within 90 days of the initial existence of the facts or circumstances constituting such event, (y) the Company fails to cure such facts or circumstances within 30 days after receipt of such Notice of Termination and (z) the date on which your Continuous Service terminates occurs no later than 30 days after the expiration of the such cure period. For purposes of this definition, (1) “Base Salary” means the amount you are entitled to receive as annual base salary, without reduction for any pre-tax contributions to benefit plans and does not include bonuses, incentives, commissions, overtime pay, shift pay, premium pay, cost of living allowances or income from stock options, stock grants or other incentives awarded under the Plan, as it may be amended or restated from time to time, or any successor to the Plan and (2) “Notice of Termination” means a written notice which shall (i) indicate the specific termination provision in this definition relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your Continuous Service under the provision so indicated, and (iii) if the date of

Grant Date:  December 1, 2017

such termination is other than the date of receipt of such notice, specify the date of such termination (which date shall be not more than 30 days after the giving of such notice).

(e)For the avoidance of doubt, this Section 4 supersedes the terms of the Executive Severance Plan with respect to the treatment of this Award upon the termination of your Continuous Service for any reason.

5.Number of Shares and Purchase Price.  The number of Shares subject to your Award may be adjusted from time to time pursuant to the provisions of Section 13 of the Plan.

6.Issuance and Certificates; Code Section 409A.  The Company will deliver to you a number of Shares equal to the number of vested Units subject to your Award, including any additional Units received pursuant to Section 5 above that relate to such vested Units, as soon as reasonably practicable after the Vesting Date, but in no event later than 30 days after the Vesting Date.  However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next business day.  Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell Shares only during certain “window periods,” as in effect from time to time (the “Policy”), or you are otherwise prohibited from selling Shares in the open market, and any Shares subject to your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you or a day on which you are permitted to sell Shares pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, or does not occur on a date when you are otherwise permitted to sell Shares in the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding Shares from your distribution, then such Shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to the Policy (regardless of whether you are still providing Continuous Service at such time) or the next business day when you are not prohibited from selling Shares in the open market, but in no event later than December 31 of the calendar year in which the applicable Vesting Date occurs.

There are no certificates evidencing the Units.  Certificates evidencing the Shares to be delivered pursuant to this Agreement may be issued by the Company and registered in your name.

7.Transfer Restrictions. The Units are non-transferable.  Shares that are received under your Award are subject to the transfer restrictions set forth in the Plan and any transfer restrictions that may be described in the Company’s bylaws or charter or insider trading policies in effect at the time of the contemplated transfer.

8.No Rights as a Stockholder.  A Unit (i) does not represent an equity interest in the Company, and (ii) carries no voting, dividend or dividend equivalent rights.  You will not have an equity interest in the Company or any of such shareholder rights, unless and until the Shares are delivered to you in accordance with this Agreement.

Grant Date:  December 1, 2017

9.Securities Laws.  Upon the delivery of the Shares, you will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.  Notwithstanding any other provision of the Plan or this Agreement to the contrary, unless there is an available exemption from such registration, qualification or other legal requirements, Units may not be converted into Shares prior to the completion of any registration or qualification of the Units or the Shares that is required to comply with applicable state and federal securities or any ruling or regulation of any governmental body or national securities exchange or compliance with any other applicable federal, state or foreign law that the Committee shall in its sole discretion determine in good faith to be necessary or advisable.

10.Legends on Certificates.  The certificates representing the Shares delivered to you as contemplated by this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.Award Not A Service Contract and No Entitlement to Future Grants.  Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation or right to continued employment or service with or to the Company Group.  In addition, nothing in your Award shall obligate the Company, its stockholders, its Board or employees to continue any relationship that you might have as a member of the Board, as an employee or as any other type of service provider for the Company.  You acknowledge and agree that this Award was granted in the Committee’s discretion and that neither the grant of this Award nor the issuance of any Shares pursuant to this Award creates any entitlement to or expectation of any future grant of Units or any future benefits in lieu of Units.

12.Tax Consequences.  You are responsible for any taxes due in connection with your receipt of this Award, including the vesting of such Award and delivery of Shares, and for declaring the Award to the relevant tax authority to which you are subject, if required.

13.Withholding Obligations.

(a)At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize the Company to satisfy its withholding obligations, if any, from payroll and any other amounts payable to you (or, in the Company's discretion, from Shares that become deliverable upon vesting under this Award), and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant of or vesting of your Award or the delivery of Shares under the Award.

(b)Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to issue a certificate for such Shares or release such Shares.

Grant Date:  December 1, 2017

14.Notices.  Any notices provided for in your Award or the Plan shall be given in writing and shall be delivered by hand or sent by overnight courier, certified or registered mail, return receipt requested, postage prepaid, or electronic mail and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15.Miscellaneous.

(a)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Committee to carry out the purposes or intent of this Award.

(b)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(c)The waiver by either party of compliance with any provision of the Award by the other party shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by such party of a provision of the Award.

16.Governing Plan Document.  Your Award is subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan.   In the event of any conflict between the provisions of the Plan and any other document, the provisions of the Plan shall control.

17.Data Privacy Consent.  You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Award Documents (“Data”) by and among, as applicable, the Company, Company Group, and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that Company and the Company Group may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social security, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in Company or Company Group, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data will be transferred to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential

Grant Date:  December 1, 2017

recipients of the Data by contacting your local human resources representative.  You authorize the Company, Merrill Lynch and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  Further, you understand that you are providing the consents herein on a purely voluntary basis.  If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Company or Company Group will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Awards or other equity awards or administer or maintain such awards.  Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

18.Appendices.  Notwithstanding any provisions in this Agreement, if you reside in a country outside the United States or are otherwise subject to the laws of a country other than the United States, the Award shall be subject to the additional terms and conditions set forth in Appendix A to this Agreement and to any special terms and provisions (if any) as set forth in Appendix B for your country.  Moreover, if you relocate outside the U.S., the special terms and conditions in Appendix A (applicable to all non-U.S. countries) and in Appendix B (applicable to your specific country) will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  Appendix A and Appendix B constitute part of this Agreement.

19.Imposition of Other Requirements; Amendment.  The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.  This Agreement may be amended without your consent; provided, that such amendment would not impair any of your rights under this Agreement.  Notwithstanding the foregoing,  you agree that the Company may amend the Agreement without your consent as it deems necessary or desirable to avoid adverse tax consequences resulting from changes in applicable law following the Grant Date

20.Confidentiality of Agreement.  You agree to keep confidential the terms of this Agreement.  This provision does not prohibit you from providing this information on a confidential and privileged basis to (a) your spouse, (b) your attorneys, accountants or financial advisors for purposes of obtaining legal, tax or financial planning advice, or (c) as otherwise required by law; provided, that, if you are required by law to disclose the terms of this Agreement, you must provide the Company with prompt written notice of such requirement and assist the Company to seek a protective order or other appropriate remedy protecting its interests.  In any event, you will furnish only that part of this Agreement that is required by law and will use all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded to the terms of the Agreement so furnished.

Grant Date:  December 1, 2017

Appendix A

to

Restricted Stock Unit Agreement

Provisions Applicable to Non-U.S. Countries

This Appendix A includes additional terms and conditions that govern the Award granted to you under the Plan if you are a Participant and reside and/or work in a country outside the United States of America (or later relocate to such a country).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Agreement to which this Appendix A is attached.

***

Nature of Grant.  In accepting the grant of the Award, you acknowledge, understand and agree that:

a.the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

b.the grant of the Award is voluntary and occasional;

c.all decisions with respect to future Units or other grants, if any, will be at the sole discretion of the Company;

d.you are voluntarily participating in the Plan;

e.the Award and any Shares subject to the Award, and the income and value of same, are not intended to replace any pension rights or compensation;

f.unless otherwise expressly agreed in a writing by you with the Company, the Award and the Shares subject to the Award, and the income and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a Subsidiary or Affiliate;

g.the Award and any Shares subject to the Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

h.the future value of the Shares underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;

i.no claim or entitlement to compensation or damages shall arise from forfeiture of

Grant Date:  December 1, 2017

the Award resulting from the termination of your Continuous Service as provided for in the Plan or in the Agreement;

j.for purposes of the Award, and unless otherwise expressly provided in the Plan, the Agreement or determined by the Company, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or any Parent, Subsidiary or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in the Plan, the Agreement or determined by the Company, your right to vest in the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Award (including whether you may still be considered to be providing services while on a leave of absence);

k.unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by the Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

l.neither the Company nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement.

Responsibility for Taxes.  The following provisions supplement Section 13 of the Agreement:

You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer.  You further acknowledge that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  Further, if you are subject to Tax‑Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any applicable taxable or tax withholding event, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with

Grant Date:  December 1, 2017

regard to all Tax-Related Items by any of the methods referred to in Section 13(a) of the Agreement.  In addition, you authorize withholding from proceeds of the sale of Shares acquired upon settlement of the Award either through a voluntary sale, through a mandatory sale, through a “withhold to cover” program or any other scheme or program, in each case, arranged by the Company (on your behalf pursuant to this authorization without further consent by you).

The Company may withhold Shares otherwise deliverable under the Award for Tax-Related Items solely by considering applicable minimum statutory withholding amounts.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, if requested by the Company, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.

Grant Date:  December 1, 2017

Appendix B

to

Restricted Stock Unit Agreement

Country-Specific Provisions

This Appendix B includes additional terms and conditions that govern the Award granted to you under the Plan if you are a Participant and reside and/or work in one of the countries listed herein. If you are a citizen or resident of a country other than the one in which you currently are working and/or residing (or if you are considered as such for local law purposes), or if you transfer or relocate employment or residence to another country after the Grant Date, the Company, in its discretion, will determine the extent to which the terms and conditions herein will be applicable to you.

This Appendix B also includes information regarding securities and other laws of which you should be aware with respect to your participation in the Plan.  The information is based on laws in effect in the respective countries as of August 2016.  Such laws are often complex and change frequently.  As a result, you should not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in the Award or sell the Shares acquired under the Plan.  In addition, the information noted herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result.  Accordingly, you should seek appropriate professional advice as to how the applicable laws may apply to your situation.  That is your responsibility, and not the Company’s.

If you are a citizen or resident of a country other than the one in which you currently are working and/or residing (or if you are considered as such for local law purposes), or if you transfer employment or residence to another country after the Grant Date, the information noted herein may not be applicable to you in the same manner.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan, the Agreement and/or the Appendix A which this Appendix B follows.

***

Australia

Australian Offer Document.  This Award is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000.  Additional details are set forth in the Australian Offer Document, which you acknowledge has been provided to you with this Agreement.

Austria

No country-specific provisions.

1

Grant Date:  December 1, 2017

Belgium

No country-specific provisions.

Canada

Form of Settlement.  Notwithstanding any discretion contained in Section 10(f) of the Plan or anything to the contrary in the Agreement, the Award shall be settled in Shares only.

Securities Law Notice.  You are permitted to sell Shares acquired upon the vesting and settlement of the Award through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.  The Shares are currently listed on the New York Stock Exchange.

The following provisions apply if you are a resident of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Authorization to Release and Transfer Necessary Personal Information.  The following provision supplements Section 17 of the Agreement:

You hereby authorize the Company (including any Parent, Subsidiary or Affiliate) and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  You further authorize the Company, any Parent, Subsidiary or Affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors.  You further authorize the Company and any Parent, Subsidiary or Affiliate to record such information and to keep such information in your employee file.

China

The following provisions apply only to Participants who are PRC nationals, unless otherwise determined by the Company or required by the PRC State Administration of Foreign Exchange (“SAFE”).

Mandatory Sale Restriction.  To facilitate compliance with local regulatory requirements, you agree to the sale of any Shares to be issued to you under the Plan, including by the Company on your behalf if the Company so determines.  The sale will occur, at the Company’s election: (i) immediately upon vesting, (ii) following your termination of Continuous Service, or (iii) within any other time frame as the Company determines to be necessary to comply with local regulatory requirements.  You further agree that the Company is authorized to instruct its designated broker

2

Grant Date:  December 1, 2017

to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such shares.  You acknowledge that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price.  Upon the sale of the Shares, the Company agrees to pay you the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.  You agree that the payment of the cash proceeds will be subject to the repatriation requirements described below.

You further agree that any Shares to be issued to you shall be deposited directly into an account with the designated broker.  The deposited Shares shall not be transferable (either electronically or in certificate form) from the brokerage account.  This limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms.  The limitation shall apply to all Shares issued to you under the Plan, whether or not you continue to be employed by the Company Group.  If you sell Shares that you acquire under the Plan, the repatriation requirements described below shall apply.

Exchange Control Restrictions.  By participating in the Plan, you understand and agree that, if you are subject to exchange control laws in China, you will be required to immediately repatriate to China the proceeds from the sale of any Shares acquired under the Plan.  You further understand that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Company, the Employer or a Subsidiary or Affiliate, and you hereby consent and agree that the proceeds from the sale of Shares acquired under the Plan may be transferred to such account by the Company (or its designated broker) on your behalf prior to being delivered to you.  You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or its designated broker) to effectuate such transfers.

Czech  Republic

No country-specific provisions.

France

Language Consent.  By accepting the grant, you confirm having read and understood the Plan and Agreement which were provided in the English language.  You accept the terms of those documents accordingly.

En acceptant l’attribution, vous confirmez avoir lu et compris le Plan et l’Accord, qui ont été fournis en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.

Germany

No country-specific provisions.

Hong Kong

Sale Restriction.  Shares received at vesting are accepted as a personal investment.  In the event that the Award vests and Shares are issued to you (or your heirs) within six months of the Grant

3

Grant Date:  December 1, 2017

Date, you (or your heirs) agree that the Shares will not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Grant Date.

Securities Law Notice.  WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.  Neither the grant of the Award nor the issuance of Shares upon vesting and settlement of the Award constitutes a public offering of securities under Hong Kong law and are available only to Participants.  The Award Agreement, the Plan and other incidental communication materials distributed in connection with the Award (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each Participant and may not be distributed to any other person.

India

No country-specific provisions.

Ireland

No country-specific provisions.

Italy

Acknowledgement of Terms.  You acknowledge that by accepting this Award, you have been given access to the Plan document, have reviewed the Plan and this Agreement in their entirety, and fully understand and accept all provisions of the Plan and this Agreement.  Further you specifically and expressly approve the following sections of the Agreement: (i) Section 4 – Vesting; (ii) Section 6 – Issuance and Certificates; (iii) Section 11 – Award Not a Service Contract and No Entitlement to Future Grants; (iv) Section 13 – Withholding Obligations (including the Responsibility for Taxes section in Appendix A which supplements Section 13); (v) Section 16 – Governing Plan Document; (vi) the Nature of Grant section in Appendix A; and (vii) the Data Privacy section set forth below in this Appendix B.

Data Privacy.  The following provisions replace in its entirety Section 17 of the Agreement:

You understand that the Company  and, if different, the Employer, and any Parent, Subsidiary and Affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance (to the extent permitted under Italian law), passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any Parent, Subsidiary or Affiliate, details of all Units or other entitlement to Shares or equivalent benefits granted, awarded, canceled, exercised, vested, unvested or outstanding in your favor, and that the Company and the Employer will process said data and other data lawfully received from third parties (“Data”) for the exclusive purpose of implementing, managing and administering your participation in the Plan and complying with applicable laws, including community legislation.

4

Grant Date:  December 1, 2017

You also understand that providing the Company with Data is necessary to effectuate your participation in the Plan and that your refusal to do so would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.  The controllers of Data processing are CBRE Group, Inc. with registered offices at 400 South Hope Street, 25th Floor, Los Angeles, California 90071 and CBRE S.p.A. with its registered offices at Via del Lauro, 5/7  20121,  Milan, Italy which is also the Company’s representative in Italy for privacy purposes pursuant to Legislative Decree no. 192/2003.

You understand that Data will not be publicized, but it may be accessible by the Employer as the privacy representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing such Data and the data processor (“Processors”).  An updated list of Processors and other transferees of Data is available upon request from the Employer.

Furthermore, Data may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan.  You understand that Data may also be transferred to the Company’s stock plan service provider, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or such other administrator that may be engaged by the Company in the future.  You further understand that the Company and/or any Parent, Subsidiary or Affiliate will transfer Data amongst themselves as necessary for the purpose of the implementation, administration and management of your participation in the Plan.  The Data recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purpose of implementing, administering, and managing your participation in the Plan.  You understand that these recipients may be acting as controllers, Processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law.  Should the Company exercise its discretion in suspending or terminating the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data processing for the purposes specified in the Agreement shall take place under automated or non-automated conditions, anonymously when possible, and with confidentiality and security provisions, as set forth by applicable laws, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including the transfer of Data abroad, including outside of the European Economic Area, as specified in the Agreement does not require your consent thereto as the processing is necessary for the performance of legal and contractual obligations related to implementation, administration and management of the Plan.  You understand that, pursuant to section 7 of the Legislative Decree no. 196/2003, you have the right at any moment to, without limitation, obtain information on Data held, access and verify its contents, origin and accuracy, delete, update, integrate, correct, block or stop, for legitimate reason, the Data processing by contacting your local human resources representative.  Finally, you are aware that Data will not be used for direct marketing purposes.

Japan

5

Grant Date:  December 1, 2017

No country-specific provisions.

Netherlands

No country-specific provisions.

New Zealand

No country-specific provisions.

Poland

No country-specific provisions.

Portugal

Language Consent.  You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.

Conhecimento da Lingua.  Você expressamente declara ter pleno conhecimento do idioma inglês e ter lido, entendido e totalmente aceito e concordou com os termos e condições estabelecidas no plano e no acordo.

Puerto Rico

No country-specific provisions.

Romania

No country-specific provisions.

Russia

U.S. Transaction and Sale Restrictions.  You understand that your acceptance of the Award results in a contract between you and the Company that is completed in the United States and that the Plan is governed by the laws of the State of Delaware, without regard to its conflict of law provisions.  Further, any Shares to be issued to you upon vesting and settlement of the Award shall be delivered to you through a bank or brokerage account in the United States.  You are not permitted to sell or otherwise transfer the Shares directly to individuals or legal entities in Russia, nor are you permitted to bring any certificates representing the Shares into Russia.

Securities Law Notice.  This Agreement, the Plan and all other materials you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia.  Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

Singapore

6

Grant Date:  December 1, 2017

Sale Restriction.  You agree that any Shares be issued to you upon vesting and settlement of the Award will not be offered for sale or sold in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).

Securities Law Notice.  The Award is being made to you in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not being made with the view to the underlying Shares being subsequently offered for sale to any other party.  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Notification Obligation.  If you are the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of the Company’s Singapore Subsidiary or Affiliate, you are subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Company’s Singapore Subsidiary or Affiliate in writing when you receive an interest (e.g., an Award or Shares) in the Company or any Parent, Subsidiary or Affiliate.  In addition, you must notify the Company’s Singapore Subsidiary or Affiliate when you sell Shares or shares of any Parent, Subsidiary or Affiliate (including when you sell Shares issued upon vesting and settlement of the Award).  These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Parent, Subsidiary or Affiliate.  In addition, a notification of your interests in the Company or any Parent, Subsidiary or Affiliate must be made within two business days of becoming the CEO or a director, associate director or shadow director.

Slovakia

No country-specific provisions.

South Korea

No country-specific provisions.

Spain

Labor Law Acknowledgment.  The following provision supplements the Nature of Grant section in Appendix A:

By accepting the Award, you acknowledge that you understand and agree that you consent to participation in the Plan and that you have received a copy of the Plan.

You further understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Awards under the Plan to employees of the Company or any Parent, Subsidiary or Affiliate throughout the world.  The decision to grant the Awards is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Parent, Subsidiary or Affiliate on an ongoing basis other than as set forth in this Agreement.  Consequently, you understand that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any Parent, Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right

7

Grant Date:  December 1, 2017

whatsoever.  Further, you understand and freely accept that there is no guarantee that any benefit shall arise from any gratuitous and discretionary grant since the future value of the Shares is unknown and unpredictable.

Additionally, you understand that the vesting and settlement of the Award is expressly conditioned on your continued and active rendering of service to the Employer such that if your Continuous Service terminates for any reason other than as expressly provided in Section 4 of the Agreement, your Award will cease vesting immediately effective as of the date of termination of your Continuous Service.  This will be the case, for example, even if (1) you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) you terminate Continuous Service due to a change of work location, duties or any other employment or contractual condition; (4) you terminate Continuous Service due to the Company’s or any Parent’s, Subsidiary’s or Affiliate’s unilateral breach of contract; or (5) your Continuous Service terminates for any other reason whatsoever, in each case other than as expressly provided in Section 4 of the Agreement. Consequently, upon termination of your Continuous Service for any of the above reasons, you will automatically lose any rights to Awards granted to you that were unvested on the date of termination of your Continuous Service, as described in the Agreement.

Finally, you understand that this grant would not be made to you but for the assumptions and conditions referred to herein; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of an Award shall be null and void.

Securities Law Notice.  No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the offer of the Award. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Sweden

No country-specific provisions.

Switzerland

Securities Law Notice.  The Award is considered a private offering in Switzerland and is therefore not subject to securities registration in Switzerland.  Neither this document nor any other materials relating to the Award (a) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (b) may be publicly distributed or otherwise made publicly available in Switzerland or (c) has been or will be filed with, approved by or supervised by any Swiss regulatory authority (e.g., the Swiss Financial Market Supervisory Authority).

Taiwan

8

Grant Date:  December 1, 2017

Securities Law Notice.  The Award and the Shares to be issued pursuant to the Plan are available only for Participants.  The Award is not a public offer of securities by a Taiwanese company.

United Kingdom

Tax Acknowledgment.  The following provisions supplement Section 13 of the Agreement as further supplemented by the Responsibility for Taxes section in Appendix A:

If withholding of income taxes by the Company and/or the Employer is not made within ninety (90) days of the end of the U.K. tax year (April 6 - April 5) in which such event giving rise to the income tax liability occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), you understand and agree that the amount of any uncollected income tax will constitute a loan owed by you to the Employer, effective on the Due Date.  You understand and agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in this Agreement.

Notwithstanding the foregoing, you understand and agree that if you are a director or an executive officer (as within the meaning of Section 13(k) of the Exchange Act), you will not be eligible for such a loan to cover the income tax.  In the event that you are a director or executive officer and the income tax is not collected from or paid by you by the Due Date, you understand that the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) may be payable.  You understand and agree that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company or the Employer may recover from you by any of the means referred to in the Plan or the Agreement.

9

Grant Date:  December 1, 2017

Appendix C

Restrictive Covenant Agreement

1

Grant Date:  December 1, 2017